[LETTERHEAD OF GREENBERG TRAURIG]


                                    December 2, 1999



SRFG, Inc.
3711 Kennett Pike
Greenville, Delaware 19807

     Re:  Registration Statement on Form S-3 for Sears
          Credit Account Master Trust II

Ladies and Gentlemen:

     We expressly consent to inclusion of the form of our opinion relating to Sears National Bank in connection with Sears Credit Account Master Trust II as an exhibit to the
Registration Statement on Form S-3 for Sears Credit Account
Master Trust II, and to the filing of our opinion with any appropriate governmental agency.


                            Very truly yours,

                            /s/ Greenberg Traurig, a partnership
                                of limited liability entities